EXHIBIT (10.U)

Name of Employee:	No. of Shares: [Maximum # of Performances Shares]

VALLEY NATIONAL BANCORP

PERFORMANCE RESTRICTED STOCK AWARD AGREEMENT

VALLEY NATIONAL BANCORP, a New Jersey corporation (the “Company”), this             , 20    (the “Award Date”), hereby grants to                     (the “Employee”), an employee of the Company, pursuant to the Company’s 2009 Long-Term Stock Incentive Plan (the “Plan”), [maximum # of shares] shares (“Maximum Share Amount”) of the Common Stock, no par value, of the Company, subject to the restrictions set forth herein (“Performance Restricted Stock”) on the terms and conditions hereinafter set forth (the “Award”).

1. Incorporation by Reference of Plan. The provisions of the Plan, which is available on the VNB Intranet to the Employee, are incorporated by reference herein and shall govern as to all matters not expressly provided for in this Agreement. Capitalized terms not defined herein have the meanings set forth in the Plan. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall govern.

2. Award of Restricted Stock; Escrow. A record of the Performance Restricted Stock awarded hereunder (the “Shares”) shall be evidenced by the Company in restricted book entry accounts maintained for each Employee with the Company’s transfer agent, or such other administrator designated by the Compensation Committee of the Company’s Board of Directors (the “Committee”), subject to such stop-transfer orders and other terms deemed appropriate by the Committee to reflect the restrictions applicable to such Award (the “Restrictions”), until all the Restrictions specifically set forth in this Agreement and in Section 8 of the Plan with respect to the Shares shall expire or be canceled. Upon the lapse of Restrictions relating to any Shares, the Company shall remove the notations on any such Shares issued in book-entry form. The Performance Restricted Stock shall have all dividends (including cash and stock dividends) and voting rights as set forth in Section 8 of the Plan. However, dividends (including cash and stock dividends) paid on the Performance Restricted Stock shall be deferred until the Restrictions with respect to the Shares upon which such dividends were paid expire or are canceled, at which time the Company shall evidence the delivery to the Employee of all such dividends, with interest, if any, in the restricted book entry accounts maintained for each Employee. If the Employee forfeits any Shares awarded hereunder, such Shares and any dividends (including cash and stock dividends) with respect thereto, with interest, if any, shall automatically revert to the Company (without any payment by the Company to the Employee) and shall no longer be reflected in the restricted book entry account for the Employee.

3. Restrictions

(a) Vesting. The Shares and all related dividends shall not be delivered to the Employee and may not be sold, assigned, transferred, pledged or otherwise encumbered by the Employee until such Shares have vested based on achievement of the performance goals set forth in Schedule A and subject to the terms of this Agreement. Any Shares earned based on achievement of the specific performance goals shall vest when the Committee certifies the payout level as a result of such performance achievement.

(b) Death. Upon death of the Employee, all Restrictions upon the Target Award Amount, less any Shares previously paid to Employee under this Agreement, shall lapse and such Shares shall immediately vest, and the balance of Shares under the Award shall immediately be forfeited. The “Target Award Amount” means the number of Shares representing two-thirds of the Maximum Share Amount. In the event that Employee is continuously employed during the three-year performance period but dies prior to the Committee’s certification of payout level as a result of cumulative performance achievement during that three-year performance period, then the Employee shall vest in the number of Shares that the Employee would have earned if employed on the date of such certification in accordance with the terms of this Agreement.

(c) Retirement. Upon Retirement, the Shares shall remain outstanding until they vest or are forfeited in accordance with the terms set forth in Sections 3(a) and Schedule A. For purposes of this Agreement, Retirement means the Employee’s retirement from active employment with the Company, but only if such person meets all of the requirements contained in clause (i) or contained in clause (ii) below:

(i) he has a minimum combined total of years of service and age equal to eighty (80); he is age fifty-five (55) or older; and he provides twelve (12) months prior written notice to the Company of the retirement; or

(ii) he has a minimum of five (5) years of service; he is age sixty-five (65) or older and he provides twelve (12) months prior written notice to the Company of the retirement.

(d) Other Termination Events. Shares not yet vested (and any related cash or stock dividends and interest) shall be forfeited to the Company automatically and immediately upon the Employee’s ceasing to be employed by the Company and its Subsidiaries for any reason whatsoever, other than death or Retirement (as such term is defined in Section 3(c) above) of the Employee or except as otherwise determined by the Committee. In the event that Employee is continuously employed during the relevant performance period but ceases to be employed (other than by reason of termination for cause or voluntary resignation) prior to the Committee’s certification of payout level as a result of performance achievement during that performance period, then the Employee shall vest in any earned Shares based on performance during such performance period and be paid such Shares following the Committee’s certification.

(e) Change in Control. Upon the event of a Change in Control (as such term is defined in the Plan) of the Company, all Restrictions upon the Target Award Amount, less any Shares previously paid to the Employee under this Agreement, shall lapse and such Shares shall immediately vest, and the balance of Shares under the Award shall immediately be forfeited.

4. Accelerated Restricted Stock. With respect to an Employee who is or was at any time a named executive officer (as determined under Item 402 of Regulation S-K of the Securities Exchange Act of 1934, as amended), the Shares are subject to all the terms and conditions set forth in the Plan regarding Accelerated Restricted Stock including, but not limited to, the following:

a.	The retention requirements as provided in Section 8(c) of the Plan;

b.	The inclusion on the certificate issued by the Escrow Agent pursuant to Section 8(e) of a legend restricting transfer of Shares subject to the retention requirements as provided in Section 8(c) of the Plan; and

c.	The continued holding of the certificates representing the Accelerated Restricted Stock until the expiration of the retention requirements as provided in Section 8(c) of the Plan.

5. Registration. If Shares are issued in a transaction exempt from registration under the Securities Act of 1933, as amended, then, if deemed necessary by Company’s counsel, as a condition to the Company issuing certificates representing the Shares, the Employee shall represent in writing to the Company that the Employee is acquiring the Shares for investment purposes only and not with a view to distribution, and the certificates representing the Shares shall bear the following legend:

“These shares have not been registered under the Securities Act of 1933. No transfer of the shares may be affected without an opinion of counsel to the Company stating that the transfer is exempt from registration under the Act and any applicable state securities laws or that the transfer of the shares is covered by an effective registration statement with respect to the shares.”

6. Incorporation of Plan. The Employee hereby acknowledges that the Employee has access to the Plan on the VNB Intranet (and is aware that he or she may request a written copy) and represents and warrants that the Employee has read and is familiar with the terms and conditions of the Plan. The execution of this Agreement by the Employee shall constitute the Employee’s acceptance of and agreement to all of the terms and conditions of the Plan and this Agreement.

7. Notices. Except as specifically provided in the Plan or this Agreement, all notices and other communications required or permitted under the Plan and this Agreement shall be in writing and shall be given either by (i) personal delivery or regular mail, in each case against receipt, or (ii) first class registered or certified mail, return receipt requested. Any such communication shall be deemed to have been given (i) on the date of receipt in the cases referred to in clause (i) of the preceding sentence and (ii) on the second day after the date of mailing in the cases referred to in clause (ii) of the preceding sentence. All such communications to the Company shall be addressed to it, to the attention of its Secretary or Treasurer, at its then principal office and to the Employee at the Employee’s last address appearing on the records of the Company or, in each case, to such other person or address as may be designated by like notice hereunder.

8. Tax Withholding. If requested by the Employee, the Committee shall cancel Shares of Restricted Stock to be delivered to the Employee having a Fair Market Value, on the day preceding the date of vesting of the Performance Restricted Stock, equal to the minimum statutory required tax withholding in connection with such vesting, and to apply the value of such Shares of Performance Restricted Stock as payment for the Employee’s minimum statutory required tax withholding for the vesting of any Shares of Performance Restricted Stock. The form to be used in making this request is attached as Schedule B.

9. Clawback. In the event that the Committee, within 3 years of the Award Date or within 3 years of the date of vesting of any portion of the Award hereunder, determines that the Award of Performance Restricted Stock made under this Agreement was based on materially inaccurate financial statements (including, but not limited to, statements of earnings, revenues, or gains) or other materially inaccurate performance metric criteria, then the Company has the right to cancel the unvested Performance Restricted Stock awarded to the Employee under this Agreement and, with respect to vested Performance Restricted Stock awarded under this Agreement, the Employee agrees that the Company has the right to cancel the Shares awarded to the Employee under this Agreement if still owned by the Employee or, if such Shares are no longer owned by the Employee or the Company is otherwise unable to cancel the Shares, to recover from the Employee the value of the vested Performance Restricted Stock awarded under this Agreement.

10. Miscellaneous. This Agreement and the Plan contain a complete statement of all the arrangements between the parties with respect to the subject matter hereof, and this Agreement cannot be changed except by a writing executed by both parties. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed exclusively in New Jersey.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

VALLEY NATIONAL BANCORP	EMPLOYEE

By: Gerald Korde	By:
[Employee Name]

Schedule A

Vesting Conditions for Performance Restricted Stock

1.	Definitions

a.	“Eligible Shares” means the number of Shares specified in Section 2 and Section 3 below.

b.	“GITBV” means the Company’s annual growth in Tangible Book Value per share plus dividends excluding other comprehensive income and other adjustments as the Committee deems appropriate in its sole discretion, including but not limited to acquisitions. “Tangible Book Value” means total equity of the Company less good will and any other intangibles divided by shares outstanding.

c.	“Peer Group” means the companies in the KBW Regional Bank Index as of the first day of the Three-Year Performance Period. If a Peer Group company is acquired by or merged with another Peer Group company, the performance of the surviving company is tracked for the remainder of the relevant performance period. If a Peer Group company is acquired by a non-Peer Group company, the acquired company is disregarded. For the avoidance of doubt, a Peer Group company which becomes bankrupt or insolvent during the Three-Year Performance Period shall be deemed to have a TSR Performance of negative 100%.

d.	“Three-Year Performance Period” means the three-year period commencing January 1, 2014 and ending December 31, 2016.

e.	“Stock Price” means the average closing price of a share of common stock of the Company, as reported on the principal national stock exchange on which such common stock is traded, over the 20 consecutive trading days immediately preceding the first day of the relevant performance period or the 20 consecutive trading days ending on (and including) the last day of the relevant performance period.

f.	“TSR Performance” means the Company’s total shareholder return for the relevant performance period as measured by dividing (A) the sum of (i) the cumulative amount of dividends per share for the relevant period, assuming dividend reinvestment as of each applicable ex dividend date, and (ii) the increase or decrease in Stock Price from the first business day of the relevant performance period to the last business day of the relevant period, by (B) the Stock Price determined as of the first business day of the relevant period.

2.	Growth in Tangible Book Value

a.	Year 1: [ ] Eligible Shares (representing one-third of 75% of the Target Award Amount) will be subject to vesting based on performance achievement against the following metrics measured over the one-year period commencing January 1, 2014 and ending December 31, 2014:

•	50% of the Eligible Shares will vest if 4.5% GITBV is achieved;

•	100% of the Eligible Shares will vest if 7.0% GITBV is achieved;

The number of earned shares shall be interpolated on a straight-line basis based on achievement of GITBV levels between the performance metrics specified above. No Eligible Shares shall be earned if GITBV is less than 4.5%, and the maximum earned shares shall be capped at the Eligible Share amount even if GITBV in excess of 7.0% is achieved. Any Eligible Shares earned based on Year 1 performance shall vest and be delivered to the Employee upon the Committee’s certification of performance achievement following the end of Year 1 (“Year 1 Payout”).

b.	Year 2: [ ] Eligible Shares (representing one-third of 75% of the Target Award Amount) will be subject to vesting based on performance achievement against the following metrics measured on a cumulative basis over the two-year period commencing January 1, 2014 and ending December 31, 2015 (using a two-year average):

•	50% of the Eligible Shares will vest if 4. 5% GITBV is achieved;

•	100% of the Eligible Shares will vest if 7.0% GITBV is achieved;

The number of earned shares shall be interpolated on a straight-line basis based on achievement of GITBV levels between the performance metrics specified above. No Eligible Shares shall be earned if GITBV is less than 4.5%, and the maximum earned shares shall be capped at the Eligible Share amount even if GITVB in excess of 7.0% is achieved. Any Eligible Shares earned based on Year 2 performance shall vest and be delivered to the Employee upon the Committee’s certification of performance achievement following the end of Year 2 (“Year 2 Payout”).

c.	Year 3:

i.	[ ] Eligible Shares (representing 75% of the Maximum Share Amount) will be subject to vesting based on performance achievement against the following metrics measured on a cumulative basis over the Three-Year Performance Period (using a three-year average):

•	One-third of the Eligible Shares will vest if 4.5% GITBV is achieved;

•	Two-thirds of the Eligible Shares will vest if 7.0% GITBV is achieved;

•	100% of the Eligible Shares will vest if 9.5% of GITBV is achieved.

The number of earned shares shall be interpolated on a straight-line basis based on achievement of GITBV levels between the performance metrics specified above. No Eligible Shares shall be earned if GITBV is less than 4.5%, and the maximum earned shares shall be capped at the Eligible Share amount even if GITVB in excess of 9.5% is achieved.

ii.	Following the conclusion of the Three-Year Performance Period, Employee shall vest in a number of Shares equal to the number of Eligible Shares earned based on cumulative three-year GITBV performance minus the sum of any Year 1 Payout and Year 2 Payout (“Net GITBV Shares Earned”). In the event that the foregoing calculation results in a negative amount, Net GITBV Shares Earned shall be zero. Any Net GITBV Shares Earned shall vest and be delivered to the Employee upon the Committee’s certification of performance achievement following the end of the Three-Year Performance Period.

3.	Total Shareholder Return. [ ] Eligible Shares (representing 25% of the Maximum Share Amount) will be subject to vesting based on achievement of TSR Performance measured on a cumulative basis over the Three-Year Performance Period as follows:

•	One-third of the Eligible Shares will vest if TSR Performance is consistent with the 25th percentile of the Peer Group;

•	Two-thirds of the Eligible Shares will vest if TSR Performance is consistent with the 50th percentile of the Peer Group;

•	100% of the Eligible Shares will vest if TSR Performance is consistent with the 75th percentile of the Peer Group.

The number of earned shares shall be interpolated on a straight-line basis based on achievement of TSR Performance levels between the performance metrics specified above. No Eligible Shares shall be earned if TSR Performance is below the 25th percentile of the Peer Group, and the maximum earned shares shall be capped at the Eligible Share amount even if TSR Performance exceeds the 75th percentile of the Peer Group. The number of Eligible Shares earned based on cumulative three-year TSR Performance shall vest and be delivered to the Employee upon the Committee’s certification of performance achievement following the end of the Three-Year Performance Period.

Schedule B

Tax Withholding Election Form

This form cannot be executed during a blackout period; and must be submitted to Stock Option Support in the Accounting Department at least 20 days prior to a scheduled performance restricted stock vesting.

The undersigned has received, pursuant to one or both of the Company’s 2009 Long-Term Stock Incentive Plan and 1999 Long-Term Stock Incentive Plan (the “Plans”), shares of the Common Stock, no par value, of the Company (“Performance Restricted Stock”) subject to the restrictions set forth in one or more Performance Restricted Stock Award Agreement(s) (each an “Agreement”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the appropriate Plan pursuant to which the Performance Restricted Stock was granted.

With respect to the satisfaction of any and all withholding tax obligations relating to the vesting of the Performance Restricted Stock and pursuant to the terms of the appropriate Agreement, the undersigned hereby voluntarily elects (please choose one and initial on the space provided):

(i)	to have the Company withhold a number of shares of Common Stock otherwise issuable or deliverable sufficient to cover the undersigned’s minimum statutory withholding tax obligations in connection with the vesting of the Performance Restricted Stock subject to the Agreement.

(ii)	to withdraw the voluntary election dated in connection with the vesting of the Performance Restricted Stock subject to the Agreement. This tax withholding election shall be deemed revoked by the undersigned when the Company receives a superseding Tax Withholding Election Form where this item (ii) is checked.

The undersigned understands that the Company may defer issuance and delivery of Common Stock until all tax withholding requirements are satisfied.

The vesting of the Performance Restricted Stock subject to the Agreement may at times occur during a blackout period. In such an event, you would be unable to elect to have shares of Common Stock withheld to cover withholding tax obligations. Thus, consistent with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, where item (i) above is checked, this Tax Withholding Election Form serves as your authorization to have the Company withhold a number of shares of Common Stock otherwise issuable or deliverable sufficient to cover the undersigned’s withholding tax obligations in connection with the vesting of the Performance Restricted Stock subject to the Agreement.

By executing this Tax Withholding Election Form, the undersigned represents and warrants that as of the date hereof he/she is not aware of any material nonpublic information with respect to the Company or any of its securities.

Date	Employee Name (Print)

Employee Signature